Subsidiaries of the Company


                                              Percentage         Jurisdiction of        Immediate
Name                                             Owned           Incorporation          Parent
----                                             -----           -------------          ------
Benjamin Moore & Co., Limited                     84.0           Canada                 Company

Technical Coatings Co. Limited                   100.0           Canada                 Benjamin Moore & Co.,
Limited

Technical Coatings Co.                           100.0           Pennsylvania           Company

Alachua Tung Oil Company                         100.0           Florida                Company

Benjamin Moore & Co (NZ) Limited                 100.0           New Zealand            Company

Benjamin Moore Pacific Limited                    51.0           New Zealand            Benjamin Moore & Co (NZ)
Limited

White Knight Paints Pty. Ltd.                     51.0           Australia              Benjamin Moore
                                                                                        Pacific Limited

the indecor group                                100.0            New Jersey            Company

J. C. Licht Co.                                  66.67            Illinois              the indecor group